Semi-Annual Report September 30, 2019

Beginning in March 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Trust’s shareholder reports like this one will no longer be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Trust’s website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already receive shareholder reports electronically, you will not be affected by this change and need not take any action. You may elect to receive shareholder reports and other communications electronically by contacting your financial intermediary (i.e. broker dealer or bank) or, if you invest directly with the Trust, by calling 1-800-437-1000.

You may elect to receive all future reports in paper free of charge. If you invest directly with the Trust, you can inform the Trust that you wish to continue receiving paper copies of your shareholder reports by calling 1-800-437-1000. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Your election to receive reports in paper will apply to all funds held in your account if you invest through a financial intermediary or all funds held with the Aquila Group of Funds if you invest directly.

Please Save the Date for Your 2020 Shareholder Meeting

Tuesday, May 19, Oregon Convention Center, Portland

Details will be available on our website as the date approaches:

www.aquilafunds.com

You may also contact your financial professional.

Aquila Tax-Free Trust of Oregon “Understanding Interest Rates” Serving Oregon investors since 1986

November, 2019

Dear Fellow Shareholder:

     The interest rate environment is one of the many factors that investors may find useful to consider when making a decision about current and future bond holdings – and whether to hold individual bonds or invest in a bond mutual fund such as Aquila Tax-Free Trust of Oregon. We, therefore, thought it might be useful to highlight some considerations to bear in mind both in a rising and a falling interest rate environment.

Duration

     A bond fund’s duration, specifically modified duration, is an indicator of how sensitive the net asset value (or share price) is to a change in interest rates. Duration provides investors with another aspect of comparison between bonds with different maturities and coupon rates. Simply stated, for every 1% change in interest rates, positive or negative, the price of a bond fund will inversely decline or increase by its modified duration. For example, if a fund’s modified duration is 5 years, the net asset value could be expected to rise 5% for every 1% decline in interest rates, and fall by 5% for every 1% increase in interest rates. Bond funds with longer average maturities and lower average coupons have a longer duration, and therefore generally experience a higher degree of price fluctuation, while bond funds with shorter average maturities and higher average coupons have a shorter duration and generally experience a lesser degree of price fluctuation. Given that Aquila Tax-Free Trust of Oregon seeks to provide as high a level of current income (exempt from Oregon state and regular federal income taxes) as is consistent with preservation of capital, duration is an important component of our portfolio management considerations.

Price Returns and Total Returns

     Performance of bond funds is not solely tied to the incremental changes in interest rates. Bond fund total returns are generated from two sources; interest payments on bonds (paid as fund distributions or dividends) and changes in bond prices. While interest rates rise, active portfolio managers have opportunities to purchase bonds at higher yields, and over time, a portfolio’s income may off-set a decline in the value of individual bonds, possibly mitigating the impact of that decline on a fund’s total return. In a falling interest rate environment, shareholders of a bond fund may benefit from the fund’s diversity in portfolio holdings which will typically include bonds issued at varying points in time, including periods of higher interest rates.

Active Bond Fund Management

     Active bond fund portfolio managers have the ability to take strategic steps in an effort to mitigate, to some degree, the impact of market volatility. With the ability to actively manage fund holdings over time, these portfolio managers may implement a number of strategies in order to adjust fund portfolio holdings based on market expectations. For example, fund portfolio holdings may be altered by quality rating in an effort to manage credit risk. Holdings may also be altered by maturity date and coupon, thereby adjusting portfolio duration, or the sensitivity of the portfolio to movements in interest rates. Reducing portfolio duration would reduce sensitivity to a change in interest rates.

NOT A PART OF THE SEMI-ANNUAL REPORT

The Aquila Group of Funds Approach

     The investment approach the Aquila Group of Funds follows in managing Aquila Tax-Free Trust of Oregon and each of our other municipal bond funds is based on a disciplined style, focused on an average intermediate portfolio maturity (in order to manage interest rate sensitivity) and bonds of investment grade quality coupled with our credit research (in order to manage credit risk). Over the history of the Aquila Group of Funds, intermediate maturity and high-quality bonds have demonstrated a relatively high degree of market liquidity. This has enabled us to maintain portfolio integrity in a wide variety of market environments, in that the sale of individual bond holdings has not changed the intermediate, high-quality characteristics of the portfolio.

     Thank you for your continued investment in Aquila Tax-Free Trust of Oregon.

Sincerely,

Diana P. Herrmann, Vice Chair and President

_____________________________________

Mutual fund investing involves risk and loss of principal is possible.

The market prices of the Trust’s securities may rise or decline in value due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment.

When market prices fall, the value of your investment may go down.

The value of your investment may go down when interest rates rise. A rise in interest rates tends to have a greater impact on the prices of longer term securities. A general rise in interest rates may cause investors to move out of fixed income securities and could also result in increased redemptions from the Trust.

In the past several years, financial markets have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. These conditions may continue, recur, worsen or spread.

Investments in the Trust are subject to possible loss due to the financial failure of the issuers of underlying securities and their inability to meet their debt obligations.

The value of municipal securities can be adversely affected by changes in the financial condition of one or more individual municipal issuers or insurers of municipal issues, regulatory developments, legislative actions, and by uncertainties and public perceptions concerning these and other factors. The Trust may be affected significantly by adverse economic, political or other events affecting state and other municipal issuers in which it invests, and may be more volatile than a more geographically diverse fund.

A portion of income may be subject to local, state, Federal and/or alternative minimum tax. Capital gains, if any, are subject to capital gains tax.

These risks may result in share price volatility.

Any information in this Shareholder Letter regarding market or economic trends or the factors influencing the Trust’s historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that any market forecasts discussed will be realized.

NOT A PART OF THE SEMI-ANNUAL REPORT

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (60.2%)	and Fitch	Value
	City & County (5.3%)
	Bend, Oregon
$2,435,000	4.000%, 06/01/24	Aa2/NR/NR	$2,599,971
	Canby, Oregon
1,060,000	5.000%, 06/01/27	Aa3/NR/NR	1,116,138
1,405,000	4.000%, 12/01/24 AGMC Insured	Aa3/NR/NR	1,503,238
	Clackamas County, Oregon Refunding
1,135,000	4.000%, 06/01/24	Aaa/NR/NR	1,217,458
	Clatsop County, Oregon
1,000,000	5.000%, 06/15/32	Aa2/NR/NR	1,293,290
	Gresham, Oregon Full Faith and Credit
	Refunding and Project Obligations
1,545,000	5.000%, 05/01/23	Aa2/NR/NR	1,743,888
	City of Hillsboro, Washington County
	Oregon Full Faith and Credit Bonds
465,000	5.000%, 06/01/30	Aa1/NR/NR	606,193
	Lake Oswego, Oregon Refunding
3,140,000	4.000%, 12/01/30	Aaa/AAA/NR	3,707,335
	Lebanon, Oregon Refunding
1,050,000	5.000%, 06/01/24	A1/NR/NR	1,177,774
1,165,000	5.000%, 06/01/25	A1/NR/NR	1,379,977
	McMinnville, Oregon Refunding
2,075,000	5.000%, 02/01/27	Aa3/NR/NR	2,453,708
	Multnomah County, Oregon
3,000,000	5.000%, 06/01/30	Aaa/AAA/NR	3,768,150
	Portland, Oregon Limited Tax, Sellwood
	Bridge & Archive Space Projects
1,640,000	4.000%, 04/01/29 2017 Series A	Aaa/NR/NR	1,924,835
1,710,000	4.000%, 04/01/30 2017 Series A.	Aaa/NR/NR	1,987,584
1,775,000	4.000%, 04/01/31 2017 Series A	Aaa/NR/NR	2,048,173
	Portland, Oregon Public Safety
1,345,000	5.000%, 06/15/25 Series A	Aaa/NR/NR	1,620,846
	Redmond, Oregon Full Faith and Credit
	Bonds
1,140,000	5.000%, 06/01/34 Series B-1	Aa3/NR/NR	1,435,214
	Redmond, Oregon Refunding
735,000	5.000%, 06/01/23 Series A	Aa3/NR/NR	806,376
	Total City & County		32,390,148

5  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	Community College (4.1%)
	Blue Mountain Community College
	District Umatilla, Oregon Morrow and
	Baker Counties Oregon (Umatilla and
	Morrow Counties Service Area)
$970,000	4.000%, 06/15/27 Series 2015	NR/AA+/NR	$1,104,966
	Central Oregon Community College
	District
1,850,000	4.750%, 06/15/22	NR/AA+/NR	1,895,269
2,195,000	4.750%, 06/15/23	NR/AA+/NR	2,248,558
2,175,000	4.750%, 06/15/26	NR/AA+/NR	2,227,591
	Chemeketa, Oregon Community College
	District
2,000,000	5.000%, 06/15/25	NR/AA+/NR	2,332,380
	Clackamas, Oregon Community College
	District
1,405,000	5.000%, 06/15/27 Series A	Aa1/AA+/NR	1,681,378
	Columbia Gorge, Oregon Community
	College District, Refunding
1,000,000	4.000%, 06/15/24	Aa1/NR/NR	1,072,570
	Lane, Oregon Community College
1,840,000	5.000%, 06/15/24	NR/AA+/NR	2,019,694
1,750,000	4.000%, 06/15/24	Aa1/NR/NR	1,965,705
	Linn Benton, Oregon Community College
1,520,000	5.000%, 06/01/27	NR/AA+/NR	1,815,382
	Mount Hood, Oregon Community
	College District Refunding
1,865,000	5.000%, 06/01/27	Aa2/NR/NR	2,283,152
1,000,000	5.000%, 06/01/29	Aa2/NR/NR	1,222,780
	Oregon Coast Community College
	District State
1,770,000	5.000%, 06/15/25	Aa1/NR/NR	1,941,867
	Rogue, Oregon Community College
	District
1,375,000	4.000%, 06/15/29 Series B	Aa1/NR/NR	1,589,679
	Total Community College		25,400,971

6  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	Higher Education (0.9%)
	Oregon State Higher Education
$1,000,000	5.000%, 08/01/25 Series C	Aa1/AA+/AA+	$1,174,590
1,795,000	5.000%, 08/01/27 Series C	Aa1/AA+/AA+	2,103,596
	Oregon State, Oregon University System
1,170,000	4.000%, 08/01/25 Series B	Aa1/AA+/AA+	1,259,095
1,090,000	5.000%, 08/01/25 Series N	Aa1/AA+/AA+	1,242,807
	Total Higher Education		5,780,088

	Hospital (0.9%)
	Pacific Communities Health District,
	Oregon
1,220,000	5.000%, 06/01/29	A1/NR/NR	1,469,453
1,060,000	5.000%, 06/01/30	A1/NR/NR	1,272,339
1,000,000	5.000%, 06/01/31	A1/NR/NR	1,196,180
1,200,000	5.000%, 06/01/32	A1/NR/NR	1,431,360
	Total Hospital		5,369,332

	School District (33.7%)
	Clackamas County, Oregon School
	District #12 (North Clackamas)
2,450,000	5.000%, 06/15/25	Aa1/AA+/NR	2,864,491
1,165,000	5.000%, 06/15/25	Aa1/AA+/NR	1,401,087
1,500,000	5.000%, 06/15/26	Aa1/AA+/NR	1,752,405
3,205,000	5.000%, 06/15/30	Aa1/AA+/NR	4,010,320
4,725,000	5.000%, 06/15/31	Aa1/AA+/NR	5,881,396
1,100,000	5.000%, 06/15/32	Aa1/NR/NR	1,394,822
2,160,000	5.000%, 06/15/29 Series B	Aa1/AA+/NR	2,709,893
3,000,000	5.000%, 06/15/34 Series B	Aa1/AA+/NR	3,700,110
	Clackamas County, Oregon School
	District #62 (Oregon City)
560,000	5.000%, 06/01/29 MAC Insured	Aa3/AA/NR	648,312
1,310,000	5.000%, 06/15/31 Series B	Aa1/AA+/NR	1,675,529
	Clackamas County, Oregon School
	District #86 (Canby)
1,800,000	5.000%, 06/15/24	Aa1/AA+/NR	1,975,788
1,110,000	5.000%, 06/15/25 Series A	Aa1/AA+/NR	1,217,781

7  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	School District (continued)
	Clackamas & Washington Counties,
	Oregon School District No. 3JT (West
	Linn-Wilsonville)
$3,500,000	5.000%, 06/15/26	Aa1/AA+/NR	$4,211,760
5,500,000	5.000%, 06/15/27	Aa1/AA+/NR	6,605,280
1,115,000	5.000%, 06/15/28	Aa1/AA+/NR	1,338,056
	Clatsop County, Oregon School District
	#1C (Astoria)
1,080,000	5.000%, 06/15/31 Series B	Aa1/NR/NR	1,395,436
1,215,000	5.000%, 06/15/32 Series B	Aa1/NR/NR	1,563,814
	Clatsop County, Oregon School District
	#30 (Warrenton-Hammond)
1,590,000	5.000%, 06/15/31 Series B	Aa1/NR/NR	2,056,045
1,000,000	5.000%, 06/15/32 Series B	Aa1/NR/NR	1,288,120
1,115,000	5.000%, 06/15/34 Series B	Aa1/NR/NR	1,428,103
	Clatsop County, Oregon School District
	#10 (Seaside)
1,000,000	5.000%, 06/15/29 Series B	Aa1/AA+/NR	1,257,060
	Columbia County, Oregon School District
	#502 (St. Helens)
1,000,000	5.000%, 06/15/34	Aa1/NR/NR	1,234,990
	Coos County, Oregon School District #9
	(Coos Bay)
1,035,000	5.000%, 06/15/32	NR/AA+/NR	1,309,534
	Benton & Linn Counties, Oregon School
	District #509J (Corvallis)
2,000,000	5.000%, 06/15/31 Series B	Aa1/AA+/NR	2,543,140
1,615,000	5.000%, 06/15/32 Series B	Aa1/AA+/NR	2,046,366
	Deschutes County, Oregon Administrative
	School District #1 (Bend - La Pine)
740,000	5.000%, 06/15/30	Aa1/NR/NR	969,208
3,000,000	4.000%, 06/15/30	Aa1/AA+/NR	3,484,560
2,150,000	5.000%, 06/15/31	Aa1/NR/NR	2,802,546
1,470,000	4.000%, 06/15/32	Aa1/NR/NR	1,741,333
	Deschutes County, Oregon School
	District #6 (Sisters)
1,030,000	5.250%, 06/15/21 AGMC Insured	A2/AA+/NR	1,099,721

8  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	School District (continued)
	Deschutes and Jefferson Counties,
	Oregon School District #02J (Redmond)
$80,000	5.000%, 06/15/21 NPFG/ FGIC Insured	Aa1/NR/NR	$80,244
1,025,000	zero coupon, 06/15/23	Aa1/NR/NR	968,779
	Greater Albany School District #8J (Linn
	& Benton Counties)
1,000,000	5.000%, 06/15/30	Aa1/AA+/NR	1,254,580
	Hood River County, Oregon School
	District
2,260,000	4.000%, 06/15/30	NR/AA+/NR	2,589,598
2,400,000	4.000%, 06/15/31	NR/AA+/NR	2,722,416
	Jackson County, Oregon School District
	#5 (Ashland)
1,385,000	5.000%, 06/15/28	Aa1/AA+/NR	1,783,811
2,845,000	5.000%, 06/15/34	Aa1/AA+/NR	3,661,430
	Jefferson County, Oregon School District
	#509J
1,400,000	5.000%, 06/15/25	Aa1/NR/NR	1,583,960
	Klamath County, Oregon School District
1,250,000	5.000%, 06/15/24	NR/AA+/NR	1,417,650
	Lane County, Oregon School District #4J
	(Eugene) Refunding
1,130,000	4.000%, 06/15/23	Aa1/NR/NR	1,181,901
2,850,000	4.000%, 06/15/24	Aa1/NR/NR	3,053,689
2,765,000	3.000%, 06/15/24	Aa1/NR/NR	2,981,361
4,575,000	5.000%, 06/15/26	Aa1/NR/NR	5,356,227
	Lane County, Oregon School District #19
	(Springfield)
1,000,000	5.000%, 06/15/25	Aa1/AA+/NR	1,191,730
1,735,000	5.000%, 06/15/27	Aa1/AA+/NR	2,082,607
	Lane County, Oregon School District #69
	(Junction City)
630,000	5.000%, 06/15/25	Aa1/NR/NR	754,986
	Lane & Douglas Counties, Oregon School
	District #45J3
2,665,000	4.000%, 06/15/27 Series B	Aa1/NR/NR	3,088,522
	Lincoln County, Oregon School District
2,370,000	4.000%, 06/15/24 Series A	Aa1/NR/NR	2,473,119

9  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	School District (continued)
	Linn & Marion Counties, Oregon School
	District #129J (Santiam Canyon)
$750,000	5.000%, 06/15/34	NR/AA+/NR	$959,835
	Marion County, Oregon School District
	#103 (Woodburn)
2,140,000	5.000%, 06/15/27	Aa1/NR/NR	2,572,665
2,260,000	5.000%, 06/15/28	Aa1/NR/NR	2,712,113
	Marion & Clackamas Counties, Oregon
	School District #4J (Silver Falls)
1,260,000	5.000%, 06/15/24	Aa1/NR/NR	1,428,500
	Marion & Polk Counties, Oregon School
	District #24J (Salem-Keizer)
5,000,000	5.000%, 06/15/30	Aa1/AA+/NR	6,399,550
5,525,000	5.000%, 06/15/31	Aa1/AA+/NR	7,051,171
	Multnomah County, Oregon School
	District #1J (Portland)
2,970,000	5.000%, 06/15/26 Series B	Aa1/AA+/NR	3,573,979
	Multnomah County, Oregon School
	District #7 (Reynolds)
5,680,000	5.000%, 06/15/26 Series A	Aa1/NR/NR	6,824,690
1,500,000	5.000%, 06/15/27 Series A	Aa1/NR/NR	1,800,525
1,825,000	5.000%, 06/15/28 Series A	Aa1/NR/NR	2,184,561
	Multnomah County, Oregon School
	District #7 (Reynolds) Refunding
1,165,000	5.000%, 06/01/29	Aa3/NR/NR	1,192,203
	Multnomah County, Oregon School
	District #40 (David Douglas)
1,500,000	5.000%, 06/15/23 Series A	NR/AA+/NR	1,647,750
	Multnomah and Clackamas Counties,
	Oregon School District #10 (Gresham-
	Barlow)
1,535,000	5.000%, 06/15/29	Aa1/NR/NR	2,016,913
1,175,000	5.000%, 06/15/31	Aa1/AA+/NR	1,460,642
2,500,000	5.000%, 06/15/29 Series B	Aa1/AA+/NR	3,136,450
	Polk, Marion & Benton Counties, Oregon
	School District #13J (Central)
1,515,000	4.000%, 02/01/28	NR/AA+/NR	1,701,497

10  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	School District (continued)
	Tillamook & Yamhill Counties, Oregon
	School District #101 (Nestucca Valley)
$1,275,000	5.000%, 06/15/31	NR/AA+/NR	$1,610,631
	Union County, Oregon School District #1
	(La Grande)
1,000,000	5.000%, 06/15/27	Aa1/NR/NR	1,196,100
	Wasco County, Oregon School District
	#12 (The Dalles)
1,790,000	5.500%, 06/15/20 AGMC Insured	A2/AA/NR	1,843,163
	Washington County, Oregon School
	District #48J (Beaverton)
2,750,000	4.000%, 06/15/25	Aa1/AA+/NR	2,943,518
2,275,000	4.000%, 06/15/23 Series B	Aa1/AA+/NR	2,441,371
5,290,000	4.000%, 06/15/24 Series B	Aa1/AA+/NR	5,670,986
3,000,000	5.000%, 06/15/25 Series 2014B	Aa1/AA+/NR	3,509,040
3,000,000	5.000%, 06/15/28 Series 2014B	Aa1/AA+/NR	3,498,210
1,845,000	5.000%, 06/15/29 Series 2014B	Aa1/AA+/NR	2,151,805
1,500,000	5.000%, 06/15/27 Series C	Aa1/AA+/NR	1,893,120
2,400,000	5.000%, 06/15/35 Series C	Aa1/AA+/NR	2,960,232
	Washington & Clackamas Counties,
	Oregon School District #23J (Tigard)
2,405,000	5.000%, 06/15/30	Aa1/AA+/NR	3,009,304
1,000,000	5.000%, 06/15/31 Series A	Aa1/AA+/NR	1,300,380
1,000,000	5.000%, 06/15/32 Series A	Aa1/AA+/NR	1,295,360
	Washington, Clackamas & Yamhill
	Counties, Oregon School District #88J
2,785,000	5.000%, 06/15/29 Series B	Aa1/AA+/NR	3,498,628
2,000,000	5.000%, 06/15/29 Series B	Aa1/AA+/NR	2,571,100
	Washington, Multnomah & Yamhill
	Counties, Oregon School District #1J
	(Hillsboro)
1,535,000	4.000%, 06/15/25	Aa1/NR/NR	1,643,018
3,105,000	5.000%, 06/15/30	Aa1/NR/NR	3,880,101
2,110,000	5.000%, 06/15/31	Aa1/NR/NR	2,626,401
	Yamhill County, Oregon School District
	#8 (Dayton)
1,080,000	5.000%, 06/15/33	NR/AA+/NR	1,376,471
	Yamhill County, Oregon School District
	#40 (McMinnville)
2,255,000	4.000%, 06/15/26	Aa1/NR/NR	2,470,127
1,000,000	4.000%, 06/15/29	Aa1/AA+/NR	1,149,260
1,000,000	4.000%, 06/15/30	Aa1/AA+/NR	1,145,840
	Total School District		208,180,826

11  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	Special District (4.1%)
	Bend, Oregon Metropolitan Park &
	Recreational District
$1,430,000	4.000%, 06/01/27	Aa3/NR/NR	$1,549,148
	Clackamas County, Oregon Fire District
	No. 1
1,020,000	4.000%, 06/01/30	NR/AA/NR	1,188,157
2,705,000	4.000%, 06/01/31	NR/AA/NR	3,117,404
	Metro, Oregon
4,000,000	4.000%, 06/01/26 Series A.	Aaa/AAA/NR	4,264,480
	Tualatin Hills, Oregon Park &
	Recreational District
3,480,000	5.000%, 06/01/23	Aa1/NR/NR	3,948,721
4,725,000	5.000%, 06/01/24	Aa1/NR/NR	5,525,368
2,775,000	5.000%, 06/01/26	Aa1/NR/NR	3,329,057
	Tualatin Valley, Oregon Fire & Rescue
	Rural Fire Protection District
1,235,000	4.000%, 06/01/26	Aaa/NR/NR	1,286,882
1,170,000	4.000%, 06/01/27	Aaa/NR/NR	1,218,356
	Total Special District		25,427,573

	State (9.6%)
	State of Oregon
750,000	5.000%, 05/01/25 Series A.	Aa1/AA+/AA+	874,470
3,000,000	5.000%, 05/01/23 Series L	Aa1/AA+/AA+	3,176,130
1,125,000	5.000%, 05/01/24 Series L	Aa1/AA+/AA+	1,190,869
1,470,000	4.000%, 11/01/26 Series M	Aa1/AA+/AA+	1,551,835
2,125,000	4.000%, 05/01/25 Series O	Aa1/AA+/AA+	2,216,163
	State of Oregon Article XI-F(1) University
	Project
1,250,000	5.000%, 08/01/31 Series I	Aa1/AA+/AA+	1,566,200
	State of Oregon Article XI-G Community
	College Projects
1,160,000	5.000%, 08/01/27 Series J	Aa1/AA+/AA+	1,397,719
	State of Oregon Article XI-G Higher
	Education
500,000	5.000%, 08/01/25 Series O	Aa1/AA+/AA+	603,465
1,000,000	5.000%, 08/01/26 Series O	Aa1/AA+/AA+	1,206,970
1,000,000	5.000%, 08/01/27 Series O	Aa1/AA+/AA+	1,204,930

12  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	State (continued)
	State of Oregon Article XI-M Seismic
	Projects
$1,000,000	5.000%, 06/01/30	Aa1/AA+/AA+	$1,224,950
	State of Oregon Article XI-Q State Projects
2,140,000	5.000%, 11/01/28	Aa1/AA+/AA+	2,623,148
1,000,000	5.000%, 11/01/30	Aa1/AA+/AA+	1,221,150
2,000,000	5.000%, 11/01/31	Aa1/AA+/AA+	2,432,960
4,000,000	5.000%, 05/01/32 Series A.	Aa1/AA+/AA+	5,194,680
1,195,000	5.000%, 05/01/28 Series D	Aa1/AA+/AA+	1,464,532
1,255,000	5.000%, 05/01/29 Series D	Aa1/AA+/AA+	1,537,827
1,000,000	5.000%, 05/01/30 Series D	Aa1/AA+/AA+	1,222,640
2,300,000	5.000%, 05/01/28 Series F	Aa1/AA+/AA+	2,751,168
	State of Oregon Department of
	Administrative Services COP
1,815,000	5.000%, 11/01/27 Series C.	Aa2/AA/AA	1,820,209
1,195,000	5.000%, 11/01/28 Series C.	Aa2/AA/AA	1,198,418
	State of Oregon Department of
	Administrative Services, Oregon
	Opportunity Refunding
6,210,000	5.000%, 12/01/19	Aa1/AA+/AA+	6,248,005
	State of Oregon Higher Education
1,000,000	5.000%, 08/01/28 Series A.	Aa1/AA+/AA+	1,204,130
1,390,000	5.000%, 08/01/31 Series G	Aa1/AA+/AA+	1,820,372
1,920,000	5.000%, 08/01/32 Series G	Aa1/AA+/AA+	2,504,986
3,000,000	5.000%, 08/01/33 Series G	Aa1/AA+/AA+	3,894,780
1,900,000	5.000%, 08/01/34 Series G	Aa1/AA+/AA+	2,458,714
1,250,000	5.000%, 08/01/30 Series L	Aa1/AA+/AA+	1,571,313
1,300,000	5.000%, 08/01/32 Series L	Aa1/AA+/AA+	1,622,712
	Total State		59,005,445

	Transportation (1.2%)
	Oregon State Department Transportation
	Highway Usertax (Senior Lien)
5,000,000	5.000%, 11/15/29 Series B	Aa1/AAA/AA+	6,270,950
	State of Oregon ODOT Projects
1,020,000	5.000%, 11/15/30 Series M	Aa1/AA+/AA+	1,274,041
	Total Transportation		7,544,991

13  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value
	Water & Sewer (0.4%)
	Gearheart, Oregon
$1,060,000	4.500%, 03/01/26 AGMC Insured	A2/NR/NR	$1,098,701
	Rockwood, Oregon Water Peoples Utility
	District Water Revenue Refunding
1,270,000	4.250%, 08/15/26	Aa3/NR/NR	1,327,150
	Total Water & Sewer		2,425,851
	Total General Obligation Bonds.		371,525,225

	Revenue Bonds (31.4%)
	City & County (2.1%)
	Newport, Oregon Urban Renewal
	Obligations, Refunding
565,000	4.500%, 06/15/22 Series B	NR/AA-/NR	577,436
	Portland, Oregon Revenue Refunding
	Limited Tax, Oregon Convention Center
2,825,000	5.000%, 06/01/24	Aaa/NR/NR	2,999,105
4,265,000	5.000%, 06/01/27	Aaa/NR/NR	4,524,952
	Portland, Oregon River District Urban
	Renewal and Redevelopment
1,600,000	5.000%, 06/15/22 Series B	A1/NR/NR	1,754,016
1,830,000	5.000%, 06/15/23 Series B	A1/NR/NR	1,997,482
	Portland, Oregon Urban Renewal and
	Redevelopment, Refunding, North
	Macadam
1,000,000	4.000%, 06/15/25 Series B	A1/NR/NR	1,015,840
	Total City & County		12,868,831

	Electric (2.0%)
	Eugene, Oregon Electric Utility Refunding
	System
2,875,000	5.000%, 08/01/29 Series A	Aa2/AA-/AA-	3,537,314
4,030,000	5.000%, 08/01/30 Series A	Aa2/AA-/AA-	4,937,395
	Northern Wasco County, Oregon Peoples
	Utility District (McNary Dam Fishway
	Hydroelectric Project), Refunding
1,585,000	5.000%, 12/01/21 Series A	NR/AA-/NR	1,703,067

14  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value
	Electric (continued)
	Warm Springs Reservation, Oregon
	Confederated Tribes, Hydroelectric
	Revenue, Tribal Economic
	Development, Pelton Round Butte Proj
	2019 B Green Bond
$500,000	5.000%, 11/01/32 144A.	A3/NR/NR	$603,430
1,000,000	5.000%, 11/01/33 144A.	A3/NR/NR	1,199,380
500,000	5.000%, 11/01/34 144A.	A3/NR/NR	595,860
	Total Electric		12,576,446

	Higher Education (1.8%)
	Oregon State Facilities Authority (Lewis &
	Clark College Project)
1,000,000	5.250%, 10/01/24 Series A	A3/A-/NR	1,072,330
3,000,000	5.000%, 10/01/27 Series A	A3/A-/NR	3,199,230
	Oregon State Facilities Authority (Linfield
	College Project)
1,180,000	5.000%, 10/01/22 Series A	Baa1/NR/NR	1,290,755
1,000,000	5.000%, 10/01/23 Series A	Baa1/NR/NR	1,121,530
1,220,000	5.000%, 10/01/31 Series A 2010	Baa1/NR/NR	1,256,746
	Oregon State Facilities Authority (Reed
	College Project)
500,000	5.000%, 07/01/30 Series A	Aa2/AA-/NR	624,555
1,135,000	4.000%, 07/01/31 Series A	Aa2/AA-/NR	1,312,911
	Oregon State Facilities Authority
	(Willamette University)
1,000,000	4.000%, 10/01/24	NR/A/NR	1,013,420
	Total Higher Education		10,891,477

	Hospital (4.2%)
	Medford, Oregon Hospital Facilities
	Authority Revenue Refunding, Asante
	Health Systems
9,000,000	5.500%, 08/15/28 AGMC Insured	NR/AA/NR	9,300,870
	Oregon Health Sciences University
4,485,000	zero coupon, 07/01/21 NPFG Insured	Aa3/AA-/AA-	4,278,197
2,000,000	5.000%, 07/01/23 Series A	Aa3/AA-/AA-	2,192,200
1,250,000	5.000%, 07/01/28 Series B	Aa3/AA-/AA-	1,531,075
1,000,000	5.000%, 07/01/33 Series B	Aa3/AA-/AA-	1,204,480

15  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value
	Hospital (continued)
	Oregon State Facilities Authority Revenue
	Refunding, Legacy Health Systems
$1,000,000	4.750%, 03/15/24	A1/A+/NR	$1,014,010
1,000,000	5.000%, 03/15/30	A1/A+/NR	1,013,940
	Oregon State Facilities Authority Revenue
	Refunding, Samaritan Health Services
1,500,000	4.375%, 10/01/20	NR/BBB+/NR	1,543,890
2,000,000	4.500%, 10/01/21	NR/BBB+/NR	2,060,620
1,520,000	5.000%, 10/01/23	NR/BBB+/NR	1,573,656
	Total Hospital		25,712,938

	Housing (0.6%)
	Clackamas County, Oregon Housing
	Authority Multifamily Housing Revenue
	(Easton Ridge Apartments Project)
1,310,000	4.000%, 09/01/27 Series A	Aa2/NR/NR	1,397,429
	Portland, Oregon Urban Renewal and
	Redevelopment, Interstate Corridor
1,390,000	5.000%, 06/15/27 Series B	A1/NR/NR	1,468,215
	State of Oregon Housing and Community
	Services
870,000	1.800%, 01/01/23	Aa2/NR/NR	875,098
	Total Housing		3,740,742

	Lottery (4.3%)
	Oregon State Department of Administration
	Services (Lottery Revenue)
1,015,000	5.250%, 04/01/26 Series A	Aa2/AAA/NR	1,074,591
2,000,000	5.000%, 04/01/32 Series A	Aa2/AAA/NR	2,587,200
1,000,000	5.000%, 04/01/33 Series A	Aa2/AAA/NR	1,288,900
1,715,000	5.000%, 04/01/24 Series B	Aa2/AAA/NR	1,873,123
1,500,000	5.000%, 04/01/25 Series B	Aa2/AAA/NR	1,637,910
1,000,000	5.000%, 04/01/25 Series B	Aa2/AAA/NR	1,162,600
4,000,000	5.000%, 04/01/30 Series C	Aa2/AAA/NR	4,984,080
5,000,000	5.000%, 04/01/26 Series D	Aa2/AAA/NR	5,979,900
4,000,000	5.000%, 04/01/28 Series D	Aa2/AAA/NR	4,769,280
1,000,000	5.000%, 04/01/29 Series D	Aa2/AAA/NR	1,187,020
	Total Lottery		26,544,604

16  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value
	Sales Tax (0.1%)
	Metro, Oregon Dedicated Tax Revenue
	(Oregon Convention Center Hotel)
$750,000	5.000%, 06/15/31	Aa3/NR/NR	$924,390

	Transportation (6.9%)
	Oregon State Department Transportation
	Highway Usertax (Senior Lien)
3,605,000	5.000%, 11/15/24 Series A	Aa1/AAA/AA+	4,015,862
2,425,000	5.000%, 11/15/25 Series A	Aa1/AAA/AA+	2,700,577
1,040,000	5.000%, 11/15/26 Series A	Aa1/AAA/AA+	1,228,760
8,000,000	5.000%, 11/15/28 Series A	Aa1/AAA/AA+	9,426,960
	Port Portland, Oregon Airport Revenue
	Refunding, Portland International Airport
	Series Twenty Three
2,525,000	5.000%, 07/01/26	NR/AA-/NR	3,026,718
1,000,000	5.000%, 07/01/28	NR/AA-/NR	1,192,930
2,390,000	5.000%, 07/01/29	NR/AA-/NR	2,842,929
	Tri-County Metropolitan Transportation
	District, Oregon Capital Grant Receipt
1,100,000	5.000%, 10/01/27 Series A	A3/A/NR	1,377,596
2,000,000	5.000%, 10/01/30 Series A	A3/A/NR	2,499,020
	Tri-County Metropolitan Transportation
	District, Oregon (Senior Lien Payroll Tax)
1,000,000	5.000%, 09/01/25 Series A	Aaa/AAA/NR	1,212,890
1,890,000	5.000%, 09/01/28 Series A	Aaa/AAA/NR	2,343,884
2,010,000	5.000%, 09/01/29 Series B	Aaa/AAA/NR	2,437,085
1,650,000	5.000%, 09/01/29 Series A	Aaa/AAA/NR	2,046,264
3,975,000	5.000%, 09/01/30 Series A	Aaa/AAA/NR	4,917,075
1,000,000	5.000%, 09/01/31 Series A	Aaa/AAA/NR	1,262,740
	Total Transportation		42,531,290

	Water and Sewer (9.4%)
	Bend, Oregon Water Revenue, Bridge
	Creek Project
695,000	5.000%, 12/01/30	AA2/AA/NR	849,818
	Clackamas County, Oregon Service
	District No. 1
2,240,000	5.000%, 12/01/26	NR/AAA/NR	2,794,131

17  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value
	Water and Sewer (continued)
	Clean Water Services, Oregon Refunding
	(Senior Lien)
$1,510,000	5.000%, 10/01/27	Aa1/AAA/NR	$1,924,842
	Eugene, Oregon Water Utility System
115,000	5.000%, 08/01/28	Aa2/AA/AA+	141,560
450,000	5.000%, 08/01/29	Aa2/AA/AA+	552,352
	Grants Pass, Oregon
1,000,000	4.000%, 12/01/23	NR/AA/NR	1,083,000
	Hillsboro, Oregon Water System
1,630,000	5.000%, 06/01/31	Aa2/NR/NR	2,114,827
1,710,000	5.000%, 06/01/32	Aa2/NR/NR	2,210,004
	Madras, Oregon
725,000	4.500%, 02/15/27	A3/NR/NR	788,822
	Portland, Oregon Water System
	(First Lien)
3,230,000	5.000%, 05/01/27 Series A	Aaa/NR/NR	3,770,250
3,500,000	5.000%, 06/01/28 Series A	Aa1/AA/NR	4,179,000
	Portland, Oregon Sewer System
	(Second Lien)
3,005,000	5.000%, 03/01/28 Series A	Aa2/AA-/NR	3,050,826
5,405,000	4.500%, 05/01/31 Series A	Aa2/AA-/NR	6,346,551
2,000,000	5.000%, 10/01/25 Series B	Aa2/AA-/NR	2,356,420
2,000,000	5.000%, 06/01/26 Series B	Aa2/AA-/NR	2,401,740
2,000,000	5.000%, 06/01/27 Series B	Aa2/AA-/NR	2,397,100
	Portland, Oregon Water System Revenue
	Refunding (Junior Lien)
2,000,000	5.000%, 10/01/23	Aa1/NR/NR	2,256,100
	Portland, Oregon Water System Revenue
	Refunding (Senior Lien)
1,275,000	4.000%, 05/01/25 Series A.	Aaa/NR/NR	1,293,564
	Salem, Oregon Water & Sewer Revenue
	Refunding
3,500,000	5.000%, 06/01/25	Aa2/NR/NR	4,206,825
	Seaside, Oregon Wastewater System
1,000,000	4.250%, 07/01/26	A3/NR/NR	1,037,840

18  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value
	Water and Sewer (continued)
	Tigard, Oregon Water System Revenue
	Refunding
$2,565,000	5.000%, 08/01/24	Aa3/AA-/NR	$2,820,320
	Washington County, Oregon Clean Water
	Services Sewer (Senior Lien)
1,010,000	4.000%, 10/01/22 Series B	Aa1/AAA/NR	1,064,873
1,500,000	4.000%, 10/01/23 Series B	Aa1/AAA/NR	1,580,880
2,850,000	4.000%, 10/01/26 Series B	Aa1/AAA/NR	2,990,391
2,745,000	4.000%, 10/01/28 Series B	Aa1/AAA/NR	2,871,901
	Woodburn, Oregon Wastewater Revenue
	Refunding
1,090,000	5.000%, 03/01/21 Series A	A1/NR/NR	1,143,159
	Total Water and Sewer		58,227,096
	Total Revenue Bonds		194,017,814
	Pre-Refunded Bonds (6.0%)††
	Pre-Refunded General Obligation
	Bonds (1.5%)
	Higher Education (0.4%)
	Oregon State, Oregon University System
	Projects
2,365,000	4.000%, 08/01/26 Series H	Aa1/AA+/AA+	2,483,818

	School District (0.7%)
	Clackamas County, Oregon School District
	#62 (Oregon City)
440,000	5.000%, 06/01/29 MAC Insured	NR/AA/NR	512,565
	Columbia & Washington Counties, Oregon
	School District #47J (Vernonia)
3,430,000	5.00%, 06/15/27	NR/AA+/NR	3,519,180
	Total School District		4,031,745

	State (0.4%)
	State of Oregon Department of
	Administrative Services COP
1,455,000	5.000%, 11/01/27 Series C	NR/NR/NR*	1,459,278
960,000	5.000%, 11/01/28 Series C	NR/NR/NR*	962,822
	Total State		2,422,100
	Total Pre-Refunded General Obligation
	Bonds		8,937,663

19  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
Principal		Moody's, S&P
Amount	Pre-Refunded Revenue Bonds (4.5%)	and Fitch	Value
	City & County (0.4%)
	Local Oregon Capital Assets Program COP
	Cottage Grove
$2,375,000	5.000%, 09/15/25 Series 2013A	A2/NR/NR	$2,545,311

	Electric (0.3%)
	Eugene, Oregon Electric Utility Refunding
	System
2,000,000	5.000%, 08/01/27 Series A	Aa2/AA-/AA-	2,136,420

	Higher Education (0.2%)
	Oregon State Facilities Authority Revenue
	Refunding (Reed College Project)
1,500,000	5.000%, 07/01/29 Series A	Aa2/AA-/NR	1,542,015

	Lottery (1.1%)
	Oregon State Department of Administration
	Services (Lottery Revenue)
6,285,000	5.250%, 04/01/26	NR/NR/NR*	6,649,970

	Transportation (1.6%)
	Oregon State Department Transportation
	Highway Usertax (Senior Lien)
1,000,000	5.000%, 11/15/26 Series A	Aa1/AAA/AA+	1,150,530
	Tri-County Metropolitan Transportation
	District, Oregon Capital Grant Receipt
1,685,000	5.000%, 10/01/24 Series A	A3/A/NR	1,808,561
3,480,000	5.000%, 10/01/26 Series A	A3/A/NR	3,735,188
3,000,000	5.000%, 10/01/27 Series A	A3/A/NR	3,219,990
	Total Transportation		9,914,269

	Water and Sewer (0.9%)
	Prineville, Oregon Refunding
1,255,000	4.400%, 06/01/29 AGMC Insured	NR/AA/NR	1,319,457
	Washington County, Oregon Clean Water
	Services Sewer
4,000,000	5.000%, 10/01/28	Aa1/AAA/NR	4,000,000
	Total Water and Sewer		5,319,457
	Total Pre-Refunded Revenue Bonds		28,107,442
	Total Pre-Refunded Bonds		37,045,105
	Total Municipal Bonds
	(cost $576,877,693)		602,588,144

20  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

SCHEDULE OF INVESTMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

		Ratings
		Moody’s, S&P
Shares	Short-Term Investment (1.2%)	and Fitch	Value
7,107,422	Dreyfus Treasury Obligations Cash
	Management - Institutional Shares,
	1.84%** (cost $7,107,422)	Aaa-mf/AAAm/NR	$7,107,422
	Total Investments
	(cost $583,985,115 note 4)	98.8%	609,695,566
	Other assets less liabilities	1.2	7,625,325
	Net Assets	100.0%	$617,320,891

Percentage of
Investments†
Portfolio Distribution By Quality Rating
Aaa of Moody's or AAA of S&P	18.8%
Pre-refunded bonds††	6.1
Aa of Moody's or AA of S&P or Fitch	68.3
A of Moody's or S&P	5.3
Baa of Moody's or BBB of S&P	1.5
100.0%

PORTFOLIO ABBREVIATIONS
AGMC - Assured Guaranty Municipal Corp.
COP- Certificates of Participation
FGIC - Financial Guaranty Insurance Co.
MAC - Municipal Assurance Corp.
NPFG - National Public Finance Guarantee
NR - Not Rated
ODOT - Oregon Department of Transportation

*	Any security not rated (“NR”) by any of the Nationally Recognized Statistical Rating Organizations (“NRSRO”) has been determined by the Investment Sub-Adviser to have sufficient quality to be ranked in the top credit four ratings if a credit rating were to be assigned by a NRSRO.

**	The rate is an annualized seven-day yield at period end.

†	Where applicable, calculated using the highest rating of the three NRSRO.

††	Pre-refunded bonds are bonds for which U.S. Government Obligations usually have been placed in escrow to retire the bonds at their earliest call date.

See accompanying notes to financial statements.

21  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

STATEMENT OF ASSETS AND LIABILITIES

SEPTEMBER 30, 2019 (unaudited)

ASSETS
Investments at value (cost $583,985,115)	$609,695,566
Interest receivable	8,162,242
Receivable for Trust shares sold	2,230,346
Other assets	37,794
Total assets	620,125,948

LIABILITIES
Payable for Trust shares redeemed	2,333,380
Management fee payable	200,391
Dividends payable	170,367
Distribution and service fees payable	1,482
Accrued expenses payable	99,437
Total liabilities	2,805,057
NET ASSETS	$617,320,891

Net Assets consist of:
Capital Stock – Authorized an unlimited number of shares,
par value $0.01 per share	$553,577
Additional paid-in capital	592,176,070
Total distributable earnings	24,591,244
$617,320,891
CLASS A
Net Assets	$374,865,477
Capital shares outstanding	33,603,602
Net asset value and redemption price per share.	$11.16
Maximum offering price per share (100/96 of $11.16)	$11.63

CLASS C
Net Assets	$17,504,134
Capital shares outstanding	1,570,412
Net asset value and offering price per share	$11.15

CLASS F
Net Assets	$1,709,914
Capital shares outstanding	153,652
Net asset value and offering price per share	$11.13

CLASS Y
Net Assets	$223,241,366
Capital shares outstanding	20,030,018
Net asset value, offering and redemption price per share	$11.15

See accompanying notes to financial statements.

22  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

STATEMENT OF OPERATIONS

SIX MONTHS ENDED SEPTEMBER 30, 2019 (unaudited)

Investment Income
Interest income		$8,247,872

Expenses
Management fee (note 3)	$1,230,572
Distribution and service fee (note 3)	367,795
Transfer and shareholder servicing agent fees	133,977
Trustees’ fees and expenses (note 6)	130,585
Legal fees	119,084
Registration fees and dues	40,870
Shareholders’ reports and proxy statements	22,838
Auditing and tax fees	14,790
Insurance	13,889
Custodian fees	9,891
Chief compliance officer services (note 3)	5,572
Miscellaneous	42,655
Total expenses	2,132,518

Management fee waived (note 3)	(21,529)
Net expenses		2,110,989
Net investment income		6,136,883

Realized and Unrealized Gain (Loss) on Investments:
Net realized gain (loss) from securities transactions	152,967
Change in unrealized appreciation on investments	9,769,481

Net realized and unrealized gain (loss) on investments		9,922,448
Net change in net assets resulting from operations		$16,059,331

See accompanying notes to financial statements.

23  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended
	September 30, 2019	Year Ended
	(unaudited)	March 31, 2019
OPERATIONS
Net investment income	$6,136,883	$13,730,436
Net realized gain (loss) from securities
transactions	152,967	(397,294)
Change in unrealized appreciation (depreciation)
on investments	9,769,481	9,103,219
Change in net assets resulting from operations	16,059,331	22,436,361

DISTRIBUTIONS TO SHAREHOLDERS (note 9):
Class A Shares	(3,661,153)	(8,485,333)

Class C Shares	(101,709)	(330,149)

Class F Shares	(14,748)	(5,962)

Class Y Shares	(2,356,503)	(4,900,041)
Change in net assets from distributions	(6,134,113)	(13,721,485)

CAPITAL SHARE TRANSACTIONS (note 7):
Proceeds from shares sold	60,956,018	132,590,376
Reinvested dividends and distributions	5,107,112	11,033,966
Cost of shares redeemed	(61,190,379)	(176,869,705)
Change in net assets from capital share
transactions	4,872,751	(33,245,363)

Change in net assets	14,797,969	(24,530,487)

NET ASSETS:
Beginning of period	602,522,922	627,053,409
End of period	$617,320,891	$602,522,922

See accompanying notes to financial statements.

24  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2019 (unaudited)

1. Organization

     Aquila Tax-Free Trust of Oregon (the “Trust”) (from inception until the close of business on October 11, 2013, the Trust operated under the name Tax-Free Trust of Oregon) is the sole portfolio of The Cascades Trust. The Cascades Trust (the “Business Trust”) is an open-end investment company, which was organized on October 17, 1985, as a Massachusetts business trust and commenced operations on June 16, 1986. The Trust is authorized to issue an unlimited number of shares. Class A Shares are sold at net asset value plus a sales charge of varying size (depending upon a variety of factors) paid at the time of purchase and bear a distribution fee. Class C Shares are sold at net asset value with no sales charge payable at the time of purchase but with a level charge for service and distribution fees for six years thereafter. Class C Shares automatically convert to Class A Shares after six years. Class F Shares and Class Y Shares are sold only through authorized financial institutions acting for investors in a fiduciary, advisory, agency, custodial or similar capacity, and are not offered directly to retail customers. Class F Shares and Class Y Shares are sold at net asset value with no sales charge, no redemption fee, no contingent deferred sales charge (“CDSC”) and no distribution fee. All classes of shares represent interests in the same portfolio of investments and are identical as to rights and privileges but differ with respect to the effect of sales charges, the distribution and/or service fees borne by each class, expenses specific to each class, voting rights on matters affecting a single class and the exchange privileges of each class.

2. Significant Accounting Policies

     The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America for investment companies.

a)	Portfolio valuation: Municipal securities are valued each business day based upon information provided by a nationally prominent independent pricing service and periodically verified through other pricing services. In the case of securities for which market quotations are readily available, securities are valued by the pricing service at the mean of bid and ask quotations. If a market quotation or a valuation from the pricing service is not readily available, the security is valued at fair value determined in good faith under procedures established by and under the general supervision of the Board of Trustees.

b)	Fair value measurements: The Trust follows a fair value hierarchy that distinguishes between market data obtained from independent sources (observable inputs) and the Trust’s own market assumptions (unobservable inputs). These inputs are used in determining the value of the Trust’s investments and are summarized in the following fair value hierarchy:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access.

Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

25  | Aquila Tax-Free Trust of Oregon

     AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

Level 3 – Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Trust’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, based on the best information available.

The inputs or methodology used for valuing securities are not an indication of the risk associated with investing in those securities.

The following is a summary of the valuation inputs, representing 100% of the Trust’s investments, used to value the Trust’s net assets as of September 30, 2019:

Investments
Valuation Inputs*	in Securities
Level 1 – Quoted Prices	$7,107,422
Level 2 – Other Significant Observable
Inputs — Municipal Bonds*	602,588,144
Level 3 – Significant Unobservable Inputs	—
Total	$609,695,566

*	See schedule of investments for a detailed listing of securities.

c)	Subsequent events: In preparing these financial statements, the Trust has evaluated events and transactions for potential recognition or disclosure through the date these financial statements were issued.

d)	Securities transactions and related investment income: Securities transactions are recorded on the trade date. Realized gains and losses from securities transactions are reported on the identified cost basis. Interest income is recorded daily on the accrual basis and is adjusted for amortization of premium and accretion of original issue and market discount.

e)	Federal income taxes: It is the policy of the Trust to continue to qualify as a regulated investment company by complying with the provisions of the Internal Revenue Code applicable to certain investment companies. The Trust intends to make distributions of income and securities profits sufficient to relieve it from all, or substantially all, Federal income and excise taxes.

Management has reviewed the tax positions for each of the open tax years (2016 –2018) or expected to be taken in the Trust’s 2019 tax returns and has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements.

f)	Multiple Class Allocations: All income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based on the relative net assets of each class. Class-specific expenses, which include distribution and service fees and any other items that are specifically attributed to a particular class, are also charged directly to such class on a daily basis.

26  | Aquila Tax-Free Trust of Oregon

     AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

g)	Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

h)	Reclassification of capital accounts: Accounting principles generally accepted in the United States of America require that certain components of net assets relating to permanent differences be reclassified between financial and tax reporting. These reclassifications had no effect on net assets or net asset value per share. For the year ended March 31, 2019, there were no items identified that have been reclassified among components of net assets.

i)	The Trust is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 946 “Financial Services-Investment Companies”.

j)	New Accounting Pronouncements – In March 2017, FASB issued Accounting Standards Update (“ASU”) No. 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The amendments in the ASU shorten the amortization period for certain callable debt securities, held at a premium, to be amortized to the earliest call date. The ASU does not require an accounting change for securities held at a discount; which continue to be amortized to maturity. The ASU is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018. Management has reviewed this provision and has concluded that there is no impact to the Trust.

3. Fees and Related Party Transactions

a) Management Arrangements:

     Aquila Investment Management LLC (the “Manager”), a wholly-owned subsidiary of Aquila Management Corporation, the Trust’s founder and sponsor, serves as the Manager for the Trust under an Advisory and Administration Agreement with the Trust. The portfolio management of the Trust has been delegated to a Sub-Adviser as described below. Under the Advisory and Administrative Agreement, the Manager provides all administrative services to the Trust, other than those relating to the day-to-day portfolio management. The Manager’s services include providing the office of the Trust and all related services as well as overseeing the activities of the Sub-Adviser and managing relationships with all the various support organizations to the Trust such as the shareholder servicing agent, custodian, legal counsel, auditors and distributor and additionally maintaining the Trust’s accounting books and records. For its services, the Manager is entitled to receive a fee which is payable monthly and computed as of the close of business each day at the annual rate of 0.40% of net assets of the Trust. The Manager has contractually agreed to waive its fees through September 30, 2020 to the extent necessary in order to pass savings through to the shareholders recognized under the Sub-Advisory Agreement (as described below) such that its fees are as follows: the annual rate shall be equivalent to 0.40% of net assets of the Trust up to $400 million; 0.38% of the Trust’s net assets above that amount to $1 billion and 0.36% of the Trust’s net assets above $1 billion. This contractual undertaking is currently in effect until September 30, 2020. The Manager may not terminate the arrangement without the approval of the Board of Trustees. For the six months ended September 30, 2019, the Trust incurred management fees of $1,230,572, of which $21,529 was waived.

27  | Aquila Tax-Free Trust of Oregon

     AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

     Kirkpatrick Pettis Capital Management (the “Sub-Adviser”) serves as the Investment Sub-Adviser for the Trust under a Sub-Advisory Agreement between the Manager and the Sub-Adviser. Under this agreement, the Sub-Adviser continuously provides, subject to oversight of the Manager and the Board of Trustees of the Trust, the investment program of the Trust and the composition of its portfolio, arranges for the purchases and sales of portfolio securities, and provides for daily pricing of the Trust’s portfolio. For its services, the Sub-Adviser is entitled to receive a fee from the Manager which is payable monthly and computed as of the close of business each day at the annual rate of 0.18% of net assets of the Trust up to $400 million; 0.16% of net assets above $400 million up to $1 billion; and 0.14% of net assets above $1 billion.

     Under a Compliance Agreement with the Manager, the Manager is compensated by the Trust for Chief Compliance Officer related services provided to enable the Trust to comply with Rule 38a-1 of the Investment Company Act of 1940, as amended (the “1940 Act”).

     Specific details as to the nature and extent of the services provided by the Manager and the Sub-Adviser are more fully defined in the Trust’s Prospectus and Statement of Additional Information.

b) Distribution and Service Fees:

     The Trust has adopted a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 (the “Rule”) under the 1940 Act. Under one part of the Plan, with respect to Class A Shares, the Trust is authorized to make distribution fee payments to broker-dealers or others (“Qualified Recipients”) selected by Aquila Distributors LLC (the “Distributor”), including, but not limited to, any principal underwriter of the Trust, with which the Distributor has entered into written agreements contemplated by the Rule and which have rendered assistance in the distribution and/or retention of the Trust’s shares or servicing of shareholder accounts. The Trust makes payment of this distribution fee at the annual rate of 0.15% of the Trust’s average net assets represented by Class A Shares. For the six months ended September 30, 2019, distribution fees on Class A Shares amounted to $276,993 of which the Distributor retained $13,152.

     Under another part of the Plan, the Trust is authorized to make payments with respect to Class C Shares to Qualified Recipients which have rendered assistance in the distribution and/or retention of the Trust’s Class C shares or servicing of shareholder accounts. These payments are made at the annual rate of 0.75% of the Trust’s average net assets represented by Class C Shares and for the six months ended September 30, 2019, amounted to $68,101. In addition, under a Shareholder Services Plan, the Trust is authorized to make service fee payments with respect to Class C Shares to Qualified Recipients for providing personal services and/or maintenance of shareholder accounts. These payments are made at the annual rate of 0.25% of the Trust’s average net assets represented by Class C Shares and for the six months ended September 30, 2019, amounted to $22,701. The total of these payments made with respect to Class C Shares amounted to $90,802 of which the Distributor retained $21,834.

28  | Aquila Tax-Free Trust of Oregon

     AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

     Specific details about the Plans are more fully defined in the Trust’s Prospectus and Statement of Additional Information.

     Under a Distribution Agreement, the Distributor serves as the exclusive distributor of the Trust’s shares. Through agreements between the Distributor and various brokerage and advisory firms (“financial intermediaries”), the Trust’s shares are sold primarily through the facilities of these financial intermediaries having offices within Oregon, with the bulk of any sales commissions inuring to such financial intermediaries. For the six months ended September 30, 2019, total commissions on sales of Class A Shares amounted to $158,110 of which the Distributor received $29,831.

c) Transfer and shareholder servicing fees:

     The Trust occasionally compensates financial intermediaries in connection with the sub-transfer agency related services provided by such entities in connection with their respective Trust shareholders so long as the fees are deemed by the Board of Trustees to be reasonable in relation to (i) the value of the services and the benefits received by the Trust and certain shareholders; and (ii) the payments that the Trust would make to another entity to perform similar ongoing services to existing shareholders.

4. Purchases and Sales of Securities

     During the six months ended September 30, 2019, purchases of securities and proceeds from the sales of securities aggregated $52,060,530 and $46,127,007, respectively.

     At September 30, 2019, the aggregate tax cost for all securities was $583,985,115. At September 30, 2019, the aggregate gross unrealized appreciation for all securities in which there is an excess of value over tax cost amounted to $25,747,005 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over value amounted to $36,554 for a net unrealized appreciation of $25,710,451.

5. Portfolio Orientation

     Since the Trust invests principally and may invest entirely in double tax-free municipal obligations of issuers within Oregon, it is subject to possible risks associated with economic, political, or legal developments or industrial or regional matters specifically affecting Oregon and whatever effects these may have upon Oregon issuers’ ability to meet their obligations. For example, Measure 5, a 1990 amendment to the Oregon Constitution, as well as Measures 47 and 50, limit the taxing and spending authority of certain Oregon governmental entities. These amendments could have an adverse effect on the general financial condition of certain municipal entities that would impair the ability of certain Oregon issuers to pay interest and principal on their obligations. At September 30, 2019, the Trust had 100% of its long-term portfolio holdings invested in municipal obligations of issuers within Oregon.

29  | Aquila Tax-Free Trust of Oregon

     AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

6. Trustees’ Fees and Expenses

     At September 30, 2019, there were 6 Trustees, one of whom is affiliated with the Manager and is not paid any fees. The total amount of Trustees’ service fees (for carrying out their responsibilities) and attendance fees paid during the six months ended September 30, 2019 was $85,475. Attendance fees are paid to those in attendance at regularly scheduled quarterly Board Meetings and meetings of the Independent Trustees held prior to each quarterly Board Meeting, as well as additional meetings (such as Audit, Nominating, Shareholder and special meetings). Trustees are reimbursed for their expenses such as travel, accommodations, and meals incurred in connection with attendance at Board Meetings and at the Annual Meeting of Shareholders. For the six months ended September 30, 2019, such meeting-related expenses amounted to $45,110.

30  | Aquila Tax-Free Trust of Oregon

     AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

7. Capital Share Transactions

Transactions in Capital Shares of the Trust were as follows:

	Six Months Ended
	September 30, 2019		Year Ended
	(unaudited)		March 31, 2019
	Shares	Amount	Shares	Amount
Class A Shares:
Proceeds from shares sold	1,903,798	$21,136,179	3,818,900	$41,138,310
Reinvested dividends and
distributions	299,517	3,328,745	641,579	6,927,497
Cost of shares redeemed	(2,168,550)	(24,078,020)	(6,939,281)	(74,744,678)
Net change	34,765	386,904	(2,478,802)	(26,678,871)

Class C Shares:
Proceeds from shares sold	149,547	1,661,753	210,188	2,263,688
Reinvested dividends and
distributions	8,691	96,433	27,808	299,877
Cost of shares redeemed	(406,273)	(4,490,969)	(1,045,557)	(11,269,187)
Net change	(248,035)	(2,732,783)	(807,561)	(8,705,622)

Class F Shares:
Proceeds from shares sold	65,517	723,219	107,638	1,160,652
Reinvested dividends and
distributions	1,329	14,748	543	5,917
Cost of shares redeemed	(5,332)	(59,381)	(16,043)	(173,841)
Net change	61,514	678,586	92,138	992,728

Class Y Shares:
Proceeds from shares sold	3,375,460	37,434,867	8,165,306	88,027,726
Reinvested dividends and
distributions	150,132	1,667,186	352,403	3,800,675
Cost of shares redeemed	(2,928,526)	(32,562,009)	(8,437,199)	(90,681,999)
Net change	597,066	6,540,044	80,510	1,146,402
Total transactions in Trust
shares	445,310	$4,872,751	(3,113,715)	$(33,245,363)

8. Securities Traded on a When-Issued Basis

     The Trust may purchase or sell securities on a when-issued basis. When-issued transactions arise when securities are purchased or sold by the Trust with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Trust at the time of entering into the transaction. Beginning on the date the Trust enters into a when-issued transaction, cash or other liquid securities are segregated in an amount equal to or greater than the value of the when-issued transaction. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other securities.

31  | Aquila Tax-Free Trust of Oregon

     AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

9. Income Tax Information and Distributions

     The Trust intends to maintain, to the maximum extent possible, the tax-exempt status of interest payments received from portfolio municipal securities in order to allow dividends paid to shareholders from net investment income to be exempt from regular Federal and State of Oregon income taxes. Due to differences between financial statement reporting and Federal income tax reporting requirements, distributions made by the Trust may not be the same as the Trust’s net investment income, and/or net realized securities gains. Further, a portion of the dividends may, under some circumstances, be subject to taxes at ordinary income and/or capital gain rates. As a result of the passage of the Regulated Investment Company Act of 2010 (the “Act”), losses incurred in this fiscal year and beyond retain their character as short-term or long-term, have no expiration date and are utilized before capital losses incurred prior to the enactment of the Act. At March 31, 2019, the Fund had capital loss carry forwards of $1,316,990 of which $923,853 retains its character of short-term and $393,137 retains its character of long-term; both have no expiration.

     The tax character of distributions was as follows:

	Year Ended	Year Ended
	March 31, 2019	March 31, 2018
Net tax-exempt income	$13,677,544	$14,836,316
Ordinary Income	43,941	100,439
	$13,721,485	$14,936,755

     As of March 31, 2019, the components of distributable earnings on a tax basis were:

Unrealized appreciation	$15,949,921
Undistributed tax-exempt income	480,218
Accumulated net loss on investments	(1,316,990)
Post October losses	(277,658)
Other temporary differences	(169,465)
$14,666,026

     The difference between book basis and tax basis undistributed income is due to the timing difference, and other temporary differences, in recognizing dividends paid and the tax treatment of market discount amortization and the deduction of distributions payable.

32  | Aquila Tax-Free Trust of Oregon

     AQUILA TAX-FREE TRUST OF OREGON

NOTES TO FINANCIAL STATEMENTS (continued)

SEPTEMBER 30, 2019 (unaudited)

10. Credit Facility

     The Bank of New York Mellon and the Aquila Group of Funds (which is comprised of nine funds) have been parties to a $40 million credit agreement, which currently terminates on August 26, 2020 (per the August 28, 2019 amendment). In accordance with the Aquila Group of Funds Guidelines for Allocation of Committed Line of Credit, each fund is responsible for payment of its proportionate share of

a)	a 0.17% per annum commitment fee; and,

b)	interest on amounts borrowed for temporary or emergency purposes by the Fund (at the applicable rate selected by the Aquila Group of Funds at the time of the borrowing of either (i) the one-month Eurodollar Rate or (ii) a rate equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day, or (c) the Overnight Eurodollar Rate in effect on such day).

     There were no borrowings under the credit agreement for the six months ended September 30, 2019.

33  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

FINANCIAL HIGHLIGHTS

For a share outstanding throughout each period

	Class A
	Six Months
	Ended
	9/30/19		Year Ended March 31,
	(unaudited)		2019	2018	2017	2016	2015
Net asset value, beginning of period	$10.98		$10.81	$10.99	$11.33	$11.31	$11.01
Income (loss) from investment operations:
Net investment income(1)	0.11		0.24	0.26	0.28	0.31	0.33
Net gain (loss) on securities
(both realized and unrealized)	0.18		0.17	(0.18)	(0.35)	0.01	0.30
Total from investment operations.	0.29		0.41	0.08	(0.07)	0.32	0.63
Less distributions (note 9):
Dividends from net investment income	(0.11)		(0.24)	(0.26)	(0.27)	(0.30)	(0.33)
Distributions from capital gains	—		—	—	—	—	—
Total distributions	(0.11)		(0.24)	(0.26)	(0.27)	(0.30)	(0.33)
Net asset value, end of period	$11.16		$10.98	$10.81	$10.99	$11.33	$11.31
Total return (not reflecting sales charge)	2.64	%(2)	3.90%	0.68%	(0.66)%	2.91%	5.80%
Ratios/supplemental data
Net assets, end of period (in millions)	$375		$368	$390	$414	$419	$398
Ratio of expenses to average net assets	0.72	%(3)	0.70%	0.71%	0.73%	0.74%	0.74%
Ratio of net investment income to average
net assets	1.97	%(3)	2.27%	2.35%	2.48%	2.72%	2.96%
Portfolio turnover rate	8	%(2)	10%	8%	13%	7%	5%

Expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	0.72	%(3)	0.70%	0.72%	0.74%	0.74%	0.74%
Ratio of net investment income to average
net assets	1.96	%(3)	2.26%	2.34%	2.47%	2.72%	2.96%

_______________________

(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.

See accompanying notes to financial statements.

34  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

	Class C
	Six Months
	Ended
	9/30/19		Year Ended March 31,
	(unaudited)		2019	2018	2017	2016	2015
Net asset value, beginning of period	$10.97		$10.80	$10.98	$11.32	$11.30	$11.00
Income (loss) from investment operations:
Net investment income(1)	0.06		0.15	0.16	0.18	0.21	0.24
Net gain (loss) on securities
(both realized and unrealized)	0.18		0.17	(0.18)	(0.35)	0.02	0.30
Total from investment operations	0.24		0.32	(0.02)	(0.17)	0.23	0.54
Less distributions (note 9):
Dividends from net investment income	(0.06)		(0.15)	(0.16)	(0.17)	(0.21)	(0.24)
Distributions from capital gains	—		—	—	—	—	—
Total distributions	(0.06)		(0.15)	(0.16)	(0.17)	(0.21)	(0.24)
Net asset value, end of period	$11.15		$10.97	$10.80	$10.98	$11.32	$11.30
Total return (not reflecting CDSC)	2.21	%(2)	3.02%	(0.18)%	(1.50)%	2.05%	4.91%
Ratios/supplemental data
Net assets, end of period (in millions)	$18		$20	$28	$38	$36	$32
Ratio of expenses to average net assets	1.57	%(3)	1.54%	1.56%	1.59%	1.59%	1.58%
Ratio of net investment income to average
net assets	1.12	%(3)	1.42%	1.49%	1.63%	1.86%	2.11%
Portfolio turnover rate	8	%(2)	10%	8%	13%	7%	5%

Expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	1.57	%(3)	1.55%	1.57%	1.59%	1.59%	1.59%
Ratio of net investment income to average
net assets	1.11	%(3)	1.42%	1.49%	1.62%	1.86%	2.10%

_______________________

(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.

See accompanying notes to financial statements.

35  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

	Class F
	Six Months		For the Period
	Ended		November 30, 2018*
	September 30, 2019		through
	(unaudited)		March 31, 2019
Net asset value, beginning of period	$10.95		$10.71
Income (loss) from investment operations:
Net investment income(1)	0.12		0.08
Net gain (loss) on securities
(both realized and unrealized)	0.18		0.24
Total from investment operations.	0.30		0.32
Less distributions (note 9):
Dividends from net investment income	(0.12)		(0.08)
Distributions from capital gains	—		—
Total distributions	(0.12)		(0.08)
Net asset value, end of period	$11.13		$10.95
Total return	2.74	%(3)	3.03	%(3)
Ratios/supplemental data
Net assets, end of period (in millions)	$2		$1
Ratio of expenses to average net assets	0.54	%(2)	0.54	%(2)
Ratio of net investment income to
average net assets	2.12	%(2)	2.36	%(2)
Portfolio turnover rate	8	%(3)	10	%(2)

Expense and net investment income ratios without the effect of the contractual expense cap were:

Ratio of expenses to average net assets	0.55	%(2)	0.55	%(2)
Ratio of investment inome to average net
assets	2.11	%(2)	2.35	%(2)

_______________________

*	Commencement of operations.
(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Annualized.
(3)	Not annualized.

See accompanying notes to financial statements.

36  | Aquila Tax-Free Trust of Oregon

AQUILA TAX-FREE TRUST OF OREGON

FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

	Class Y
	Six Months
	Ended
	9/30/19		Year Ended March 31,
	(unaudited)		2019	2018	2017	2016	2015
Net asset value, beginning of period	$10.97		$10.80	$10.98	$11.32	$11.30	$11.00
Income (loss) from investment operations:
Net investment income(1)	0.12		0.26	0.27	0.29	0.32	0.35
Net gain (loss) on securities
(both realized and unrealized)	0.18		0.17	(0.18)	(0.35)	0.02	0.30
Total from investment operations.	0.30		0.43	0.09	(0.06)	0.34	0.65
Less distributions (note 9):
Dividends from net investment income	(0.12)		(0.26)	(0.27)	(0.28)	(0.32)	(0.35)
Distributions from capital gains	—		—	—	—	—	—
Total distributions	(0.12)		(0.26)	(0.27)	(0.28)	(0.32)	(0.35)
Net asset value, end of period	$11.15		$10.97	$10.80	$10.98	$11.32	$11.30
Total return	2.72	%(2)	4.05%	0.83%	(0.51)%	3.08%	5.97%
Ratios/supplemental data
Net assets, end of period (in millions)	$223		$213	$209	$186	$180	$126
Ratio of expenses to average net assets	0.57	%(3)	0.55%	0.56%	0.58%	0.59%	0.58%
Ratio of net investment income to average
net assets	2.11	%(3)	2.42%	2.50%	2.63%	2.86%	3.10%
Portfolio turnover rate	8	%(2)	10%	8%	13%	7%	5%

Expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	0.57	%(3)	0.55%	0.57%	0.59%	0.59%	0.59%
Ratio of net investment income to average
net assets	2.11	%(3)	2.41%	2.49%	2.62%	2.86%	3.10%

_______________________

(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.

See accompanying notes to financial statements.

37  | Aquila Tax-Free Trust of Oregon

Additional Information (unaudited)

Renewal of the Advisory and Administration Agreement and the Sub-Advisory Agreement

     Aquila Investment Management LLC (the “Manager”) serves as the investment adviser to the Trust pursuant to an Advisory and Administration Agreement (the “Advisory Agreement”). Davidson Fixed Income Management, Inc., doing business as Kirkpatrick Pettis Capital Management (the “Sub-Adviser”), serves as the sub-adviser to the Trust pursuant to a Sub-Advisory Agreement between the Manager and the Sub-Adviser (the “Sub-Advisory Agreement”). In order for the Manager and the Sub-Adviser to continue to serve in their respective roles, the Trustees of the Trust must determine annually whether to renew the Advisory Agreement and the Sub-Advisory Agreement for the Trust.

     In considering whether to approve the renewal of the Advisory Agreement and the Sub-Advisory Agreement, the Trustees requested and obtained such information as they deemed reasonably necessary. Contract review materials were provided to the Trustees in August, 2019. The independent Trustees met telephonically on August 27, 2019 and in person on September 14, 2019 to review and discuss the contract review materials. The Trustees considered, among other things, information presented by the Manager and Sub-Adviser. They also considered information presented in a report prepared by an independent consultant with respect to the Trust’s fees, expenses and investment performance, which included comparisons of the Trust’s investment performance against peers and the Trust’s benchmark and comparisons of the advisory fee payable by the Trust under the Advisory Agreement against the advisory fees paid by the Trust’s peers, as well as information regarding the operating margins of certain investment advisory firms (the “Consultant’s Report”). In addition, the Trustees took into account the information related to the Trust provided to the Trustees at each regularly scheduled meeting. The Trustees considered the Advisory Agreement and the Sub-Advisory Agreement separately as well as in conjunction with each other to determine their combined effects on the Trust. The Trustees also discussed the memorandum provided by Trust counsel that summarized the legal standards and other considerations that are relevant to the Trustees in their deliberations regarding the renewal of the Advisory and Sub-Advisory Agreements.

     At the meeting held on September 14, 2019, based on their evaluation of the information provided by the Manager, the Sub-Adviser and the independent consultant, the Trustees of the Trust, including the independent Trustees voting separately, approved the renewal of each of the Advisory Agreement and the Sub-Advisory Agreement until September 30, 2020.

     In considering the renewal of the Advisory Agreement and the Sub-Advisory Agreement, the Trustees considered various factors, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the renewal of the Advisory Agreement or the Sub-Advisory Agreement.

The nature, extent, and quality of the services provided by the Manager and the Sub-Adviser

     The Trustees considered the nature, extent and quality of the services that had been provided by the Manager and the Sub-Adviser to the Trust, taking into account the investment objectives and strategies of the Trust. The Trustees reviewed the terms of the Advisory Agreement and the Sub-Advisory Agreement.

38  | Aquila Tax-Free Trust of Oregon

     At the direction of the Trustees, the Manager has retained the Sub-Adviser to provide investment management of the Trust’s portfolio. The Trustees reviewed the Sub-Adviser’s investment approach for the Trust. The Trustees considered the personnel of the Sub-Adviser who provide investment management services to the Trust. The Trustees noted the extensive experience of the Sub-Adviser’s portfolio managers, Messrs. Christopher Johns and Timothy Iltz, and their comprehensive understanding regarding the economy of the State of Oregon and the securities in which the Trust invests. The Trustees also considered the Sub-Adviser’s credit analysis of the securities in which the Trust invests. The Trustees noted that, compared to other Oregon state-specific municipal bond-funds, the portfolio of the Trust generally was of higher quality, and that the Trust did not hold any securities subject to the alternative minimum tax or any securities issued by a U.S. territory.

     The Trustees considered that the Manager and the Sub-Adviser had provided all advisory services to the Trust that the Trustees deemed necessary or appropriate, including the specific services that the Trustees have determined are required for the Trust, given that it seeks to provide shareholders with as high a level of current income exempt from Oregon state and regular Federal income taxes as is consistent with preservation of capital.

     The Trustees also noted that the Manager has additionally provided all administrative services to the Trust and provided the Trust with personnel (including Trust officers) and other resources that are necessary for the Trust’s business management and operations. The Trustees considered the nature and extent of the Manager’s supervision of third-party service providers, including the Trust’s fund accountant, shareholder servicing agent and custodian.

     Based on these considerations, the Trustees concluded that the nature, extent and quality of services that had been provided by the Manager and the Sub-Adviser to the Trust were satisfactory and consistent with the terms of the Advisory Agreement and Sub-Advisory Agreement, respectively.

The investment performance of the Trust

     The Trustees reviewed the Trust’s performance (Class A shares) and compared its performance to the performance of:

•	the funds in the Trust’s peer group (the “Peer Group”), as selected by the independent consultant (the Trust and six other Oregon intermediate and long municipal bond funds, as classified by Morningstar, that charge a front-end sales charge);

•	the funds in the Trust’s product category for performance (the “Product Category for Performance”) (all funds (and all classes) included in the Morningstar Single-State Intermediate Municipal Bond Funds category); and

•	the Trust’s benchmark index, the Bloomberg Barclays Quality Intermediate Municipal Bond Index.

     The Trustees considered that the materials included in the Consultant’s Report indicated that the Trust’s average annual total return was lower than the average annual total return of the funds in the Peer Group for the one, three, five, and ten-year periods ended June 30, 2019. The Trustees considered that the Trust’s average annual total return was higher than the average annual total return of the funds in the Product Category for Performance for the ten-year period ended June 30, 2019, but lower than the average annual total return of the funds in the Product Category for Performance for the one, three, and five-year periods ending June 30, 2019. They also considered that the Trust’s average annual return was lower than the average annual return of the benchmark index for the one, three, five and ten-year periods ended June 30, 2019. The Trustees noted that the Fund invests primarily in municipal obligations issued by the State of Oregon, its counties and various other local authorities, while the funds in the Product Category for Performance invest in, and the Fund’s benchmark index includes, municipal bonds of issuers throughout the United States and its territories and that only 1.10% of the benchmark index consists of Oregon bonds. The Trustees noted that, unlike the Trust’s returns, the performance of the benchmark index did not reflect any fees or expenses. The Trustees considered that, compared to other Oregon state-specific municipal bond-funds, the portfolio of the Trust generally was of higher quality. They also considered that four of the six funds in the Peer Group were long municipal bond funds, while the Trust was a shorter-duration intermediate municipal bond fund.

39  | Aquila Tax-Free Trust of Oregon

     In addition, the Trustees considered that, as reflected in the Consultant’s Report, the Trust’s standard deviation, a measure of volatility, was in the first quintile relative to the funds in the Product Category for Performance for the three and five-year periods ended June 30, 2019. The Trustees further noted that the Fund’s Sharpe ratio was in the fourth quintile for the three and five-year periods ended June 30, 2019, respectively, when compared to the funds in the Product Category for Performance. A Sharpe ratio is a measure for calculating risk-adjusted return. The higher the Sharpe ratio, the better the fund’s historical risk-adjusted performance.

     The Trustees discussed the Trust’s performance record with the Manager and the Sub-Adviser and considered the Manager’s and the Sub-Adviser’s view that the Trust’s performance, as compared to its Peer Group, was explained in part by the Trust’s generally higher-quality portfolio and lower duration.

     The Trustees considered the Trust’s investment performance to be consistent with the investment objectives of the Trust. Evaluation of this factor indicated to the Trustees that renewal of the Advisory Agreement and Sub-Advisory Agreement would be appropriate.

Advisory and Sub-Advisory Fees and Trust Expenses

     The Trustees evaluated the fee payable under the Advisory Agreement. They noted that the Manager paid the Sub-Adviser under the Sub-Advisory Agreement. The Trustees evaluated both the fee under the Sub-Advisory Agreement and the portion of the advisory fee paid under the Advisory Agreement and retained by the Manager. The Trustees reviewed the Trust’s advisory fees and expenses and compared them to the advisory fee and expense data for:

•	the funds in the Peer Group (as defined above); and

•	the funds in the product category for expenses (the “Product Category for Expenses”) (Morningstar Single-State Intermediate Municipal Bond Funds and Morningstar Single-State Long Municipal Bond Funds from states within which 4-7 mutual funds are operating, with similar operating expense structures).

     The Trustees considered that the Trust’s contractual advisory fee was lower than the average and median contractual advisory fee of the funds in the Peer Group (at the Trust’s current asset level) and lower than the asset-weighted average contractual advisory fee of the funds in the Product Category for Expenses (at various asset levels up to $5 billion). They noted that the Trust’s average actual management fee and expenses (for Class A shares) were lower than the average actual management fee and expenses, respectively, of the funds in both the Product Category for Expenses and the Peer Group (after giving effect to fee waivers and expense reimbursements in effect for those funds). They also noted the recent expense reductions that were not reflected in the data.

40  | Aquila Tax-Free Trust of Oregon

     The Trustees reviewed management fees charged by each of the Manager and the Sub-Adviser to its other clients. It was noted that the Manager does not have any other clients except for other funds in the Aquila Group of Funds. The Trustees noted that the fee rates for those clients were not lower than the contractual fee rate for the Trust. With respect to the Sub-Adviser, the Trustees noted that the fee rates for its separately managed account clients were generally lower than the fees paid to the Sub-Adviser with respect to the Trust. In evaluating the fees associated with the separately managed accounts, the Trustees took into account the respective demands, resources and complexity associated with the Trust and those client accounts.

     The Trustees concluded that the advisory and sub-advisory fees were reasonable in relation to the nature and quality of the services provided to the Trust by the Manager and the Sub-Adviser.

Profitability

     The Trustees received materials from each of the Manager and the Sub-Adviser and from the independent consultant related to profitability. The Manager provided information which showed the profitability to the Manager of its services to the Trust, as well as the profitability of Aquila Distributors LLC of distribution services provided to the Trust. The Manager also provided other financial information to the members of the financial review committee of the Trust and the other funds in the Aquila Group of Funds. The independent consultant provided publicly available data regarding the profitability of other asset managers in comparison to the overall profitability of the Manager.

     The Trustees considered the information provided by the Manager regarding the profitability of the Manager with respect to the advisory services provided by the Manager to the Trust, including the methodology used by the Manager in allocating certain of its costs to the services provided to the Trust, as well as the other financial information provided to the financial review committee. The Trustees also considered information regarding the profitability of the Manager provided to the Trustees by the independent consultant. The Trustees concluded that profitability to the Manager with respect to advisory services provided to the Trust was at the low end of the profitability data provided to the Trustees with respect to much larger publicly traded asset managers and supported the renewal of the Advisory Agreement.

     The Trustees also considered information provided by the Sub-Adviser regarding the profitability of the Sub-Adviser with respect to the sub-advisory services provided by the Sub-Adviser to the Trust. The Trustees concluded that the profitability of the Sub-Adviser with respect to sub-advisory services provided to the Trust supported the renewal of the Sub-Advisory Agreement.

The extent to which economies of scale would be realized as the Trust grows

     The Trustees considered the extent to which the Manager and the Sub-Adviser may realize economies of scale or other efficiencies in managing the Trust. They noted that the Trust has in place breakpoints in the sub-advisory fee schedule based on the size of the Trust. In addition, it was noted that the Manager has contractually agreed to waive fees to the extent necessary so that the annual rate payable under the Advisory Agreement shall be equivalent to 0.40% on the Trust’s net assets up to $400 million; 0.38% on assets above that amount to $1 billion in net assets and 0.36% on net assets thereafter. Accordingly, the Trustees concluded that economies of scale, if any, were being appropriately shared with the Trust.

41  | Aquila Tax-Free Trust of Oregon

Benefits derived or to be derived by the Manager and the Sub-Adviser and their affiliates from their relationships with the Trust

     The Trustees observed that, as is generally true of most fund complexes, the Manager and Sub-Adviser and their affiliates, by providing services to a number of funds or other investment clients including the Trust, were able to spread costs as they would otherwise be unable to do. The Trustees noted that while that could produce efficiencies and increased profitability for the Manager and Sub-Adviser and their affiliates, it also makes their services available to the Trust at favorable levels of quality and cost which are more advantageous to the Trust than would otherwise have been possible.

42  | Aquila Tax-Free Trust of Oregon

Your Trust’s Expenses (unaudited)

     As a Trust shareholder, you may incur two types of costs: (1) transaction costs, including front-end sales charges with respect to Class A shares or contingent deferred sales charges (“CDSC”) with respect to Class C shares; and (2) ongoing costs including management fees; distribution “12b-1” and/or service fees; and other Fund expenses. The table below is intended to help you understand your ongoing costs (in dollars) of investing in the Trust and to compare these costs with the ongoing costs of investing in other mutual funds. The table below assumes a $1,000 investment held for the six months indicated.

Actual Expenses

     The table provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses that you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading “Expenses Paid During the Period”.

Hypothetical Example for Comparison with Other Funds

     Under the heading, “Hypothetical” in the table, information is provided about hypothetical account values and hypothetical expenses based on the Trust’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Trust’s actual return. This information may not be used to estimate the actual ending account balance or expenses you paid for the period, but it can help you compare ongoing costs of investing in the Fund with those of other funds. To do so, compare this 5% hypothetical example for the class of shares you hold with the 5% hypothetical examples that appear in the shareholder reports of other funds.

     Please note that expenses shown in the table are meant to highlight ongoing costs and do not reflect any transactional costs. Therefore, information under the heading “Hypothetical” is useful comparing ongoing costs only, and will not help you compare total costs of owning different funds. In addition, if transactional costs were included, your total costs would have been higher.

	Actual			Hypothetical
	(actual return after expenses)			(5% annual return before expenses)
			Expenses(2)		Expenses(2)
	Beginning	Ending(1)	Paid During	Ending	Paid During	Net
	Account	Account	Period	Account	Period	Annualized
Share	Value	Value	4/1/19 –	Value	4/1/19 –	Expense
Class	4/1/19	9/30/19	9/30/19	9/30/19	9/30/19	Ratio
A	$1,000	$1,026.40	$3.65	$1,021.40	$3.64	0.72%
C	$1,000	$1,022.10	$7.94	$1,017.15	$7.92	1.57%
F	$1,000	$1,027.40	$2.74	$1,022.30	$2.73	0.54%
Y	$1,000	$1,027.20	$2.89	$1,022.15	$2.88	0.57%

(1)	Assumes reinvestment of all dividends and capital gain distributions, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A or the applicable CDSC with respect to Class C shares. Total return is not annualized and as such, it may not be representative of the total return for the year.

(2)	Expenses are equal to the annualized expense ratio for the six-month period as indicated above - in the far right column - multiplied by the simple average account value over the period indicated, and then multiplied by 183/366 to reflect the one-half year period.

43  | Aquila Tax-Free Trust of Oregon

Information Available (unaudited)

     Much of the information that the funds in the Aquila Group of Funds produce is automatically sent to you and all other shareholders. Specifically, you are routinely sent your Trust’s entire list of portfolio securities twice a year in the semi-annual and annual reports that you receive. Additionally, under Trust policies, the Manager publicly discloses the complete schedule of the Trust’s portfolio holdings, as of each calendar quarter, generally by the 15th day after the end of each calendar quarter. Such information remains accessible until the next schedule is made publicly available. You may obtain a copy of the Trust’s portfolio holdings schedule for the most recently completed period by visiting the Trust’s website at www.aquilafunds.com. Whenever you wish to see a listing of your Trust’s portfolio other than in your shareholder reports, please check our website at www.aquilafunds.com or call us at 1-800-437-1000.

     The Trust additionally files a complete list of its portfolio holdings with the SEC for the first and third quarters of each fiscal year as an exhibit to its reports on Form N-PORT, which may be obtained free of charge on the SEC website at www.sec.gov. You may also review or, for a fee, copy the forms at the SEC’s Public Reference Room in Washington, D.C. or by calling 1-800-SEC-0330.

Proxy Voting Record (unaudited)

     During the 12 month period ended June 30, 2019, there were no proxies related to any portfolio instruments held by the Trust. As such, the Trust did not vote any proxies. Applicable regulations require us to inform you that the Trust’s proxy voting information is available on the SEC website at www.sec.gov.

Federal Tax Status of Distributions (unaudited)

     This information is presented in order to comply with a requirement of the Internal Revenue Code. No action on the part of shareholders is required.

     For the fiscal year ended March 31, 2019, $13,677,544 of dividends paid by Aquila Tax-Free Trust of Oregon, constituting 99.7% of total dividends paid during the fiscal year ended March 31, 2019, were exempt-interest dividends; and the balance was ordinary income.

     Prior to February 15, 2020, shareholders will be mailed the appropriate tax form(s) which will contain information on the status of distributions paid for the 2019 calendar year.

44  | Aquila Tax-Free Trust of Oregon

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Founders

     Lacy B. Herrmann (1929-2012)

Aquila Management Corporation, Sponsor

Manager

AQUILA INVESTMENT MANAGEMENT LLC

120 West 45th Street, Suite 3600

New York, New York 10036

Investment Sub-Adviser

KIRKPATRICK PETTIS CAPITAL MANAGEMENT

222 SW Columbia Street, Suite 1400

Portland, Oregon 97201

Board of Trustees

     James A. Gardner, Chair

Diana P. Herrmann, Vice Chair

Gary C. Cornia

John W. Mitchell

Patricia L. Moss

Ralph R. Shaw

Officers

Diana P. Herrmann, President

Charles E. Childs, III, Executive Vice President and Secretary

Paul G. O’Brien, Senior Vice President

Christine L. Neimeth, Vice President

Randall S. Fillmore, Chief Compliance Officer

Joseph P. DiMaggio, Chief Financial Officer and Treasurer

Distributor

AQUILA DISTRIBUTORS LLC

120 West 45th Street, Suite 3600

New York, New York 10036

Transfer and Shareholder Servicing Agent

BNY MELLON INVESTMENT SERVICING (US) INC.

4400 Computer Drive

Westborough, Massachusetts 01581

Custodian

THE BANK OF NEW YORK MELLON

240 Greenwich Street

New York, New York 10286

Further information is contained in the Prospectus,

which must precede or accompany this report.